SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 25, 2002


                          Commission file number Q4823

                             ACME UNITED CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)


          CONNECTICUT                                             06-0236700
          -----------                                             ----------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1931 BLACK ROCK TURNPIKE, Fairfield, Connecticut                     06825
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(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (203) 332-7330


Item 5.   Other Events.
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          The Company announced today that its Board Of Directors has approved the appointment of Paul G. Driscoll as Vice President and Chief Financial Officer.

Item 7.   Financial Statements and Exhibits.
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          (c)  Exhibits

               Exhibit 99.1 - Press release dated 9/25/02.


                                    (1)

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
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                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  September 25, 2002

                                      (2)

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Exhibit 99.1

                 ACME UNITED CORPORATION APPOINTS NEW CFO

FAIRFIELD, CONN. September 25, 2002 - Acme United Corporation (ASE:ACU) announced today that its Board Of Directors has approved the appointment of Paul
G. Driscoll as Vice President and Chief Financial Officer.

Prior to joining Acme United, Mr. Driscoll was Director of Finance and Operations at Ernest & Julio Gallo in Tokyo. Earlier in his career, he was Assistant Controller of Sanofi S.A. based in Paris, and Manager of Business Analysis at Eastman Kodak in New York.

Mr. Driscoll replaces Ronald P. Davanzo, who will be leaving Acme United to pursue other interests. Walter C. Johnsen, President and CEO, said that the Company appreciates Ron's many contributions and wishes him well.

Acme United Corporation is one of the largest suppliers of cutting instruments, measuring devices, and safety and related products for consumers.

There were 3,410,051 shares outstanding as of June 30, 2002.

     Forward-looking statements in this release, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory; and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.


                                    (3)
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